Exhibit 99.1

Sapient Reports Third Quarter 2013 Results

Third Quarter Service Revenues Up 12% and Non-GAAP Operating Income Up 17% Compared to Third Quarter 2012

BOSTON--(BUSINESS WIRE)--November 5, 2013--Sapient (NASDAQ: SAPE) today reported the following financial results for the third quarter ended September 30, 2013:

  Service revenues were $323.8 million compared to $288.5 million in the third quarter of 2012, an increase of $35.3 million, or 12.2%. Sequentially, service revenues were up $9.5 million, or 3.0%, from $314.3 million in the second quarter of 2013. On a constant currency basis, revenues increased 13.0% over the third quarter of 2012 and 3.2% sequentially.
  GAAP income from operations was $38.4 million, or 11.9% of service revenues, compared to $32.2 million, or 11.2% of service revenues, reported in the third quarter of 2012.
  Non-GAAP income from operations was $48.9 million, or 15.1% of service revenues, compared to $41.8 million, or 14.5% of service revenues, reported in the third quarter of 2012.
  GAAP diluted net income per share was $0.19, compared to $0.15 in the third quarter of 2012.
  Non-GAAP diluted net income per share was $0.24, compared to $0.20 in the third quarter of 2012.

“We are really pleased with our performance in the quarter,” said Sapient Chief Executive Officer and Co-Chairman Alan J. Herrick. “All three business units grew nicely and we continued to expand non-GAAP operating profit. We remain excited about our competitive position and our opportunities for further growth despite the uncertain macroeconomic environment.”

The company generated cash from operations of $35.1 million in the third quarter of 2013, compared to $38.2 million in the third quarter of 2012. As of September 30, 2013, the company had cash, cash equivalents, restricted cash and marketable securities of $282.2 million. Days sales outstanding was 69 days for the third quarter of 2013, up from 62 days in the second quarter of 2013 and 67 days in the third quarter of 2012.

Outlook

Sapient management provided the following guidance:

  For the fourth quarter ending December 31, 2013, service revenues are expected to be in the range of $320 million to $328 million.
  Fourth quarter 2013 non-GAAP operating margin is expected to be 14.5% to 16.0%.

Webcast and Conference Call

Sapient will host a discussion of its third quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Non-GAAP Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the fourth quarter, including expected service revenues and expected non-GAAP operating margin, and the expected positioning of the company – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in The Americas, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)
Revenues:
Service revenues	$323,793	$288,467	$930,765	$827,835
Reimbursable expenses	11,087	10,801	33,705	29,690
Total gross revenues	334,880	299,268	964,470	857,525
Operating expenses:
Project personnel expenses	218,977	194,543	637,258	570,895
Reimbursable expenses	11,087	10,801	33,705	29,690
Total project personnel expenses and reimbursable expenses	230,064	205,344	670,963	600,585
Selling and marketing expenses	11,968	11,221	36,754	33,146
General and administrative expenses	52,136	46,652	159,657	141,608
Restructuring and other related (benefits) charges	(28)	(19)	1,955	(109)
Amortization of purchased intangible assets	3,007	2,744	9,927	8,111
Acquisition costs and other related (benefits) charges	(1,268)	1,121	(1,652)	2,714
Impairment of intangible asset	596	-	2,090	-
Total operating expenses	296,475	267,063	879,694	786,055
Income from operations	38,405	32,205	84,776	71,470
Interest and other income, net	1,340	812	3,412	3,713
Income before income taxes	39,745	33,017	88,188	75,183
Provision for income taxes	12,986	12,041	31,612	31,200
Net income	26,759	20,976	56,576	43,983
Less: Net income (loss) attributable to noncontrolling interest	(88)	-	(175)	-
Net income attributable to stockholders of Sapient Corporation	$26,847	$20,976	$56,751	$43,983

Basic net income per share attributable to stockholders of Sapient Corporation	$0.19	$0.15	$0.41	$0.32
Diluted net income per share attributable to stockholders of Sapient Corporation	$0.19	$0.15	$0.40	$0.31

Weighted average common shares	139,959	136,883	139,202	138,544
Weighted average dilutive common share equivalents	2,302	3,275	3,731	3,979
Weighted average common shares and dilutive common share equivalents	142,261	140,158	142,933	142,523

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	September 30, 2013	December 31, 2012
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$272,756	$234,038
Marketable securities, current portion	7,310	6,321
Restricted cash, current portion	101	9,026
Accounts receivable	175,618	168,951
Unbilled revenues	104,865	71,842
Deferred tax assets, current portion	16,281	15,809
Prepaid expenses and other current assets	44,742	43,791
Total current assets	621,673	549,778
Marketable securities, noncurrent portion	-	1,202
Restricted cash, noncurrent portion	2,042	2,914
Property and equipment, net	83,166	80,661
Purchased intangible assets, net	24,068	35,050
Goodwill	134,359	128,628
Other noncurrent assets	8,914	8,651

Total assets	$874,222	$806,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,166	$26,937
Accrued expenses	48,892	52,584
Accrued compensation	105,422	98,106
Accrued restructuring costs, current portion	383	129
Income tax payable	17,427	8,273
Deferred revenues	23,326	27,682
Total current liabilities	220,616	213,711
Accrued restructuring costs, noncurrent portion	94	246
Deferred tax liabilities, noncurrent portion	20,798	19,892
Other long-term liabilities	66,440	66,561
Total liabilities	307,948	300,410

Noncontrolling interest	923	-

Stockholders' equity	565,351	506,474

Total liabilities and stockholders’ equity	$874,222	$806,884

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
Cash flows from operating activities:
Net income	$26,759	$20,976	$56,576	$43,983
Adjustments to reconcile net income to net cash used in operating activities:
Deferred income taxes	(1,841)	(1,700)	(608)	9,430
Unrealized (gain) loss on financial instruments	(683)	(435)	88	(580)
Loss recognized on disposition of fixed assets	33	168	1,043	334
Depreciation and amortization expense	9,684	8,771	30,160	25,270
Loss recognized on sale of available-for-sale marketable securities	-	-	28	-
Impairment of intangible asset	596	-	2,090	-
Stock-based compensation expense	8,152	5,773	23,142	17,386
Excess tax benefits from exercise and release of stock-based awards	(555)	(7,240)	(2,024)	(10,611)
Non-cash restructuring charges	-	-	146	-
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	(17,880)	(23,105)	(6,659)	(16,665)
Unbilled revenues	(11,961)	11,354	(32,984)	(7,686)
Prepaid expenses and other current assets	9,851	(764)	5,773	(10,837)
Other noncurrent assets	35	672	(144)	(371)
Accounts payable	(4,255)	(836)	907	(4,399)
Other accrued liabilities	1,820	10,229	6,550	11,816
Accrued compensation	19,067	13,399	(72)	(6,726)
Accrued restructuring costs	(229)	(78)	(56)	(340)
Deferred revenues	935	1,038	(4,979)	(4,069)
Other long-term liabilities	(4,459)	22	(3,525)	(3,829)
Net cash provided by operating activities	35,069	38,244	75,452	42,106

Cash flows from investing activities:
Purchases of property and equipment and cost of internally developed software	(9,442)	(5,891)	(27,201)	(28,406)
Proceeds from sale of property and equipment	-	32	-	32
Cash paid for acquisitions, net of cash acquired	-	-	(4,993)	-
Sales and maturities of marketable securities classified as available-for-sale	-	-	1,372	1,900
Purchases of marketable securities classified as available-for-sale	(1,665)	(120)	(1,916)	(326)
Acquisition of cost method investment	-	-	(200)	-
Cash (paid) received on financial instruments, net	(1,701)	102	(1,624)	(78)
Change in restricted cash balances	426	827	3,941	(891)
Net cash used in investing activities	(12,382)	(5,050)	(30,621)	(27,769)

Cash flows from financing activities:
Principal payments under capital lease obligations	-	(7)	-	(47)
Excess tax benefits from exercise and release of stock-based awards	555	7,240	2,024	10,611
Proceeds from stock option plans	743	206	2,703	1,073
Repurchases of common stock	-	(7,583)	-	(44,603)
Net cash provided by (used in) financing activities	1,298	(144)	4,727	(32,966)

Effect of exchange rate changes on cash and cash equivalents	(752)	6,512	(10,840)	5,744

Net increase (decrease) in cash and cash equivalents	23,233	39,562	38,718	(12,885)
Cash and cash equivalents at beginning of period	249,523	159,959	234,038	212,406
Cash and cash equivalents at end of period	$272,756	$199,521	$272,756	$199,521

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)

Service revenues	$323,793	$288,467	$930,765	$827,835

GAAP income from operations	$38,405	$32,205	$84,776	$71,470
Stock-based compensation expense	8,152	5,773	23,142	17,386
Restructuring and other related (benefits) charges	(28)	(19)	1,955	(109)
Amortization of purchased intangible assets	3,007	2,744	9,927	8,111
Acquisition costs and other related (benefits) charges	(1,268)	1,121	(1,652)	2,714
Impairment of intangible asset	596	-	2,090	-
Non-GAAP income from operations	$48,864	$41,824	$120,238	$99,572

GAAP operating margin	11.9%	11.2%	9.1%	8.6%
Effect of adjustments detailed above	3.2%	3.3%	3.8%	3.4%
Non-GAAP operating margin	15.1%	14.5%	12.9%	12.0%

GAAP net income attributable to stockholders of Sapient Corporation	$26,847	$20,976	$56,751	$43,983
Stock-based compensation expense, net of tax	5,227	3,641	14,842	10,932
Restructuring and other related (benefits) charges, net of tax	(17)	(11)	1,334	(73)
Amortization of purchased intangible assets, net of tax	2,253	2,183	7,450	6,458
Acquisition costs and other related (benefits) charges, net of tax	(1,142)	737	(1,426)	1,877
Impairment of intangible asset, net of tax	452	-	1,585	-
Non-GAAP net income attributable to stockholders of Sapient Corporation	$33,620	$27,526	$80,536	$63,177

GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.19	$0.15	$0.41	$0.32
Effect of adjustments detailed above	0.05	0.05	0.17	0.14
Non-GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.24	$0.20	$0.58	$0.46

GAAP and Non-GAAP weighted average common shares	139,959	136,883	139,202	138,544

GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.19	$0.15	$0.40	$0.31
Effect of adjustments noted above and change in dilution noted below	0.05	0.05	0.16	0.13
Non-GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.24	$0.20	$0.56	$0.44

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	142,261	140,158	142,933	142,523

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
MaryLiz Ghanem, +1-212-912-3063
mghanem@sapient.com